Exhibit 99.1

Neiman Marcus Group LTD LLC Reports First Quarter Results

DALLAS--(BUSINESS WIRE)--December 13, 2016--Neiman Marcus Group LTD LLC today reported financial results for its first fiscal quarter ended October 29, 2016. For the first quarter of fiscal year 2017, the Company reported total revenues of $1.08 billion, representing a decrease of 7.4% compared to total revenues of $1.16 billion for the first quarter of fiscal year 2016. During the quarter, comparable revenues decreased 8.0% and the Company reported a net loss of $23.5 million compared to a net loss of $10.5 million for the first quarter of fiscal year 2016. Adjusted EBITDA, which is described on page 7 of this release, for the first quarter of fiscal year 2017 was $122.9 million compared to Adjusted EBITDA of $164.3 million for the first quarter of fiscal year 2016.

Conference Call. A live webcast of the earnings conference call can be accessed through the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com on Tuesday, December 13, 2016 beginning at 9:00 a.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com.

Non-GAAP Financial Measures. In this press release, the Company's financial results are presented both in accordance with U.S. generally accepted accounting principles (“GAAP”) and using certain non-GAAP financial measures, including Adjusted EBITDA. This non-GAAP financial measure is included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measure to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in the Company’s business and evaluate the Company’s performance relative to other companies in its industry.

For more information regarding the Company’s use of non-GAAP financial measures, including the definition of Adjusted EBITDA, and a reconciliation of such financial measures to net loss, a GAAP measure, see “Non-GAAP Financial Measures” on page 7 of this press release.

Forward-Looking Statements. This press release contains forward-looking statements. In many cases, forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “predict,” “expect,” “estimate,” “intend,” “would,” “will,” “could,” “should,” “anticipate,” “believe,” “project” or “continue” or the negative thereof or other similar expressions. The forward-looking statements contained in this press release reflect the Company’s views as of the date of this press release and are based on our expectations and beliefs concerning future events, as well as currently available data as of the date of this press release. While the Company believes there is a reasonable basis for its forward-looking statements, they involve a number of risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ significantly from those expressed or implied in any forward-looking statement. Therefore, these statements are not guarantees of future events, results, performance or achievements and you should not rely on them. A variety of factors could cause the Company’s actual results to differ materially from the anticipated or expected results expressed in the Company’s forward-looking statements, including those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. You should keep in mind that the forward-looking statements contained in this press release speak only as of the date of this press release. Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	October 29, 2016	October 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$42,077	$58,582
Merchandise inventories	1,325,060	1,350,377
Other current assets	161,790	129,401
Total current assets	1,528,927	1,538,360

Property and equipment, net	1,607,499	1,504,390
Intangible assets, net	3,218,582	3,569,650
Goodwill	2,075,122	2,272,571
Other long-term assets	36,246	14,825
Total assets	$8,466,376	$8,899,796

LIABILITIES AND MEMBER EQUITY
Current liabilities:
Accounts payable	$347,287	$323,237
Accrued liabilities	485,450	497,930
Current portion of long-term debt	29,426	29,426
Total current liabilities	862,163	850,593

Long-term liabilities:
Asset-based revolving credit facility	355,000	340,000
Long-term debt	4,417,596	4,424,337
Deferred income taxes	1,281,296	1,423,373
Other long-term liabilities	627,343	457,959
Total long-term liabilities	6,681,235	6,645,669

Total member equity	922,978	1,403,534
Total liabilities and member equity	$8,466,376	$8,899,796

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Thirteen weeks ended
(in thousands)	October 29, 2016	October 31, 2015

Revenues	$1,079,107	$1,164,900
Cost of goods sold including buying and occupancy costs	699,895	736,074
Selling, general and administrative expenses	276,596	285,342
Income from credit card program	(13,668)	(13,287)
Depreciation expense	56,884	55,890
Amortization of intangible assets	13,623	15,353
Amortization of favorable lease commitments	13,654	13,612
Other expenses	6,818	17,098

Operating earnings	25,305	54,818

Interest expense, net	72,083	71,685

Loss before income taxes	(46,778)	(16,867)

Income tax benefit	(23,265)	(6,329)

Net loss	$(23,513)	$(10,538)

NEIMAN MARCUS GROUP LTD LLC
OTHER OPERATING DATA
(UNAUDITED)

OTHER DATA:

	Thirteen weeks ended
(in millions)	October 29, 2016	October 31, 2015

Capital expenditures	$65.4	$75.0

Rent expense	$27.0	$28.5

Adjusted EBITDA	$122.9	$164.3

NEIMAN MARCUS GROUP LTD LLC
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

To supplement the Company’s financial information presented in accordance with GAAP, it uses Adjusted EBITDA to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in its business and evaluate its performance relative to other companies in its industry. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted to eliminate the effects of items management does not believe are representative of the Company’s ongoing performance. This financial metric is not a presentation made in accordance with GAAP.

Adjusted EBITDA should not be considered as an alternative to operating earnings or net loss as a measure of operating performance. In addition, Adjusted EBITDA is not presented as and should not be considered as an alternative to cash flows as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP.

These limitations include the fact that Adjusted EBITDA: (i) excludes certain tax payments that may represent a reduction in cash available to the Company; (ii) excludes certain adjustments for purchase accounting; (iii) does not reflect changes in, or cash requirements for, the Company’s working capital needs, capital expenditures or contractual commitments; (iv) does not reflect the Company’s significant interest expense; and (v) does not reflect the cash requirements necessary to service interest or principal payments on the Company’s debt. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements. In addition, other companies in the Company’s industry may calculate Adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.

The following table reconciles net loss as reflected in the Company’s condensed consolidated statements of operations prepared in accordance with GAAP to Adjusted EBITDA (figures may not sum due to rounding):

	Thirteen weeks ended
(in millions)	October 29, 2016	October 31, 2015

Net loss	$(23.5)	$(10.5)
Income tax benefit	(23.3)	(6.3)
Interest expense, net	72.1	71.7
Depreciation expense	56.9	55.9
Amortization of intangible assets and favorable lease commitments	27.3	29.0
EBITDA	$109.5	$139.7

Incremental rent expense related to purchase accounting adjustments	2.5	2.7
Non-cash stock-based compensation	1.4	2.0
Expenses incurred in connection with openings of new stores / remodels of existing stores	2.7	2.9
Expenses incurred in connection with strategic growth initiatives	6.6	14.4
MyTheresa acquisition costs (benefits)	(0.6)	2.5
Other expenses	0.9	0.2
Adjusted EBITDA	$122.9	$164.3

Excluded from the calculation of Adjusted EBITDA are the estimated impacts from the launch of the Company’s new NMG One integrated merchandising and distribution system in the first quarter of fiscal year 2017. The Company has experienced various issues with respect to the functionality and capabilities of certain portions of the new system. These issues primarily related to the processing of inventory receipts at the Company’s distribution centers, the transfer of inventories to its stores and the presentation of inventories on its websites. These issues prevented the Company from fulfilling certain customer demand in both its stores and websites that the Company estimates resulted in approximately $30 to $35 million of unrealized revenue. The Company also incurred additional expenses in amounts that it believes are not material to allocate resources to address these issues. In addition, the Company estimates these unrealized revenues adversely impacted its operating earnings and Adjusted EBITDA for the first quarter of fiscal year 2017 by approximately $13 to $16 million.

CONTACT:
Neiman Marcus Group LTD LLC
Mark Anderson, 214-757-2934
Director – Finance and Investor Relations